JOINT FILER INFORMATION





NAME:                        Frost Gamma Investments Trust
ADDRESS:                     4400 Biscayne Blvd
                             Miami, FL 33137


Designated Filer:            Phillip Frost, M.D.

Issuer and Ticker Symbol:    Continucare Corporation (CNU)

Date of Event Requiring
Statement:                   July 30, 2007







FROST GAMMA INVESTMENTS TRUST

         By:      /s/ Phillip Frost
                  ----------------------------------
                  Phillip Frost, M.D., Trustee


NAME:                        Frost Nevada Investments Trust
ADDRESS:                     4400 Biscayne Blvd
                             Miami, FL 33137


Designated Filer:            Phillip Frost, M.D.

Issuer and Ticker Symbol:    Continucare Corporation (CNU)

Date of Event Requiring
Statement:                   July 30, 2007







FROST NEVADA INVESTMENTS TRUST

         By:      /s/ Phillip Frost
                  ----------------------------------
                  Phillip Frost, M.D., Trustee